CONSENT AND CERTIFICATION BY ESCROW AGENT

1. Star Financial Bank, 2004 N. Wayne St., Angola, IN 46703, (the "Undersigned"), hereby consents to being named as Escrow Agent in a Form S-1 Registration Statement to be filed with the Securities and Exchange Commission by Bromwell Financial Fund, Limited Partnership, in connection with a proposed offering of limited partnership interests (the "Units") to the public as described in said registration statement.

2. The Undersigned hereby certifies that it furnished the statements and information set forth in the offering circular with respect to the Undersigned and that such statements and information are accurate, complete and fully responsive and do not omit any material information with respect of the Escrow Agent, the Escrow Account, or the Escrow Agreement, required to be stated therein or necessary to make the statements and information therein not misleading.


                                    By:  __________________________________

                                    Print Name:  __________________________

                                    Print Title: __________________________



Date: __________________, 1999